Exhibit 10.1

JOINDER AGREEMENT

December 27, 2021

By executing this joinder, the undersigned hereby agrees, as of the date first set forth above, that the undersigned (i) shall become a party to that certain Letter Agreement, dated December 10, 2020 (as may be amended or restated from time to time, the “Letter Agreement”), by and among Senior Connect Acquisition Corp. I (the “Company”), Health Connect Acquisitions Holdings LLC (the “Sponsor”), and the executive officers and directors of the Company, solely with respect to paragraphs 1, 2, 6, 7(a), 7(c), 8, 9 and 10 of the Letter Agreement, and shall be bound by, and entitled to the rights provided under, the terms and provisions of such sections of the Letter Agreement as an Insider (as defined therein).

[Signature Page Follows]

/s/ Natasha Deckmann
Natasha Deckmann

ACKNOWLEDGED AND AGREED:

SENIOR CONNECT ACQUISITION CORP. I

By:	/s/ Ryan Burke
	Name:	Ryan Burke
	Title:	Chief Financial Officer

[Signature Page to Joinder Agreement]